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                                                                  EXHIBIT 23.03

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of United States Filter Corporation of our report dated June 13, 1996 relating to the consolidated financial statements of Davis Water & Waste Industries, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Certified Public Accountants" in such Prospectus.

Price Waterhouse LLP

Atlanta, Georgia

July 12, 1996